UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 30, 2003
                                                 ----------------


                          TEMECULA VALLEY BANCORP INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




        DELAWARE                                           46-0476193
-----------------------------    --------------      ----------------------
 (State or other jurisdiction     (File number)         (I.R.S. Employer
    of incorporation)                                  Identification No.)



        27710 Jefferson Avenue,
       Suite A100, Temecula, CA                              92590
---------------------------------------              -----------------------
(Address of principal executive office)                    (Zip Code)


Registrant's telephone number, including area code:      (909) 694-9940
                                                     -----------------------


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (C)      Exhibits

                    99       Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 30, 2003      TEMECULA VALLEY BANCORP INC.


                             By:       /S/ Stephen H. Wacknitz
                                      ---------------------------------------
                                      Stephen H. Wacknitz
                                      President and Chief Executive Officer



                             By:       /S/ DONALD A. PITCHER
                                      ---------------------------------------
                                      DONALD A. PITCHER
                                      Senior Vice President
                                      Chief Financial Officer


                                 EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION                       PAGE NO.
-----------                -----------                       --------

99                         Press Release                         3

                                                                      EXHIBIT 99



                        Temecula Valley Bancorp Announces
                     132 Percent Increase in Annual Earnings

   TEMECULA, Calif.--(BUSINESS WIRE)--Jan. 30, 2003--Temecula Valley Bancorp (OTCBB:TMCV) reported today that fourth quarter net income rose sharply to $1,770,529 for the quarter ending Dec. 31, 2002, an increase of 131 percent over the $764,814 earned in the fourth quarter of 2001.
   For the 12 months ended Dec. 31, 2002, net income jumped more than 132 percent over the same period last year. Net income for the year ending Dec. 31, 2002, was $4,191,054 compared to $1,803,581 earned in 2001.
   "We are very pleased with the 2002 financial results and are proud of the milestone we have reached by exceeding $300 million in assets at year-end 2002," said Stephen H. Wacknitz, president & CEO. "We have achieved the highest profits in the Bancorp's history, and as we begin 2003 we continue to be optimistic about building upon the solid foundation that will provide for our continued growth."
   As of Dec. 31, 2002, total assets grew over 63 percent to $310,289,000 compared to $190,024,000 at Dec. 31, 2001. Total loans increased 81 percent to $271,426,000 compared to $150,275,000 for the same period last year. Total deposits climbed 56 percent to $269,321,000, up from $172,928,000 for the same period last year.
   Capital levels continued to remain strong with the Tier One Leverage Ratio at 8.00 percent. Capital increased to $19,616,000, a $4,512,000 or a 30 percent increase over last year. The return on average assets and average equity for the quarter and full year continued to improve. Return on average assets for the quarter increased from 1.60 percent in 2001 to 2.33 percent in 2002 and the return on average equity increased from 20.62 percent in 2001 to 37.64 percent in 2002. For the full year of 2002, the return on average assets increased from 1.15 percent to 1.69 percent and the return on average equity increased from 14.82 percent to 24.34 percent.
   Temecula Valley Bank was established in 1996 and operates full service offices in Temecula, Murrieta, Fallbrook, Escondido and El Cajon. Temecula Valley Bancorp was established in June 2002 and operates as a one bank holding company for Temecula Valley Bank. As a Preferred Lender (PLP) since 1998, the locally owned and operated bank also has SBA loan production offices in Sherman Oaks, Calif.; Fresno, Calif.; Chico, Calif.; Santa Ana, Calif.; Bellevue, Wash.; Raleigh, N.C.; Greenville, S.C.; Knoxville, Tenn.; Tampa/St. Petersburg, Fla.; Coral Springs, Fla.; Jacksonville, Fla.; Atlanta; and Bethesda, Md. The Bancorp's common stock is traded over the counter with the stock symbol TMCV.OB and the banks' Internet Web site can be reached at www.temvalbank.com.

   Statements concerning future performance, developments or events concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, the effect of interest rate changes, the ability to control costs and expenses, the impact of consolidation in the banking industry, financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings.



                     TEMECULA VALLEY BANCORP INC.
                            FINANCIAL DATA
                            DECEMBER 2002


                        DEC 31        DEC 31      INCREASE/ (DECREASE)
                     --------------------------  ---------------------
                         2002          2001         AMOUNT     PERCENT
                     ------------  ------------  ------------  -------

Total Assets         $310,289,000  $190,024,000  $120,265,000    63%

Total Loans          $271,426,000  $150,275,000  $121,151,000    81%

Total Deposits       $269,321,000  $172,928,000   $96,393,000    56%

Shareholder Equity    $19,616,000   $15,104,000    $4,512,000    30%

Tier One Capital
 Ratio                       8.00%         7.91%

Annualized Net Loan
 Charge-offs
 (Recoveries) as a
 percent of Average
 Loans                       0.33%         0.07%

Non-performing loans    1,908,000       199,000
SBA/SBDC Guaranteed
 portion               (1,077,000)      (93,000)
                     --------------------------
Net non-performing
 loans                    831,000       106,000
                     ==========================



                      THREE MONTHS ENDED        TWELVE MONTHS ENDED
                          DECEMBER 31               DECEMBER 31
                    -----------------------   -----------------------
                       2002         2001         2002         2001
                    ----------   ----------   ----------   ----------
Income before
 Income Taxes       $3,000,472   $1,276,217   $7,065,564   $3,008,599
Provision for
 Income Taxes       $1,229,943     $511,403   $2,874,510   $1,205,018
                    -----------------------   -----------------------
Net Income          $1,770,529     $764,814   $4,191,054   $1,803,581

Per Share
 -- Basic                $0.48        $0.21        $1.14        $0.56

Per Share
 -- Diluted              $0.42        $0.18        $1.00        $0.51

Annualized Return
 on Average Assets        2.33%        1.60%        1.69%        1.15%

Annualized Return
 on Average Equity       37.64%       20.62%       24.34%       14.82%

Shares Outstanding   3,723,323    3,663,162    3,723,323    3,663,162
Average Shares
 Outstanding         3,716,601    3,661,921    3,686,252    3,242,054
Average Shares
 & Equivalents       4,238,691    4,200,984    4,185,020    3,571,145


    CONTACT:  Temecula Valley Bank
              Stephen H. Wacknitz, President/CEO, 909/694-9940